Exhibit 10.6



                        Contract for Promotional Services

1.1 This agreement dated August 5, 2003 is by and between Ronald E. Gee and SLS International, Inc. ("The Client").

                                    2. TERMS

2.1 "Initial terms" the initial terms of this agreement will take effect on August 5, 2003 (The "Launch Date") and will terminate on August 31, 2003.

                            3. PRODUCTS AND SERVICES

3.1 Assist SLS International, Inc. to: Disseminate information to its obligations under the Exchange Act in compliance with the restrictions on dissemination of material inside information contained in proposed Regulation FD, current sections 20 and 21A thereof, and in compliance with the requirements of Section 17(b) of the Securities Act.

3.2 Assist in promotional and consulting services for SLS International, Inc., subject to full compliance with the requirements of 17(b) of the Securities Act.

                                  4. LIABILITY

4.1 Client understands that Ronald E. Gee makes no warrants on result of clients said products.

4.2 Client relieves Ronald E. Gee from any losses; damages, monetary or otherwise that may occur due to the content of news articles prepared by or on the behalf of the company.

                              5. CLIENT OBLIGATIONS

5.1 "Development Assistance" Client shall provide Ronald E. Gee with reliable corporate information and contracts regarding client's business and client's stock in order to facilitate Ronald E. Gee's obligations hereunder.

5.2 Client shall provide information that is legally allowable under all SEC and other government law in regards to statements made.



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Page 2.

                               6. RECOMMENDATIONS

6.1 Client understands Ronald E. Gee is not a broker dealer or registered invesment advisor and is not acting any way to make recommendations to the pruchase or sale of any security.

6.2 Ronald E. Gee will recommend that any person considering trading or investing is said security do so only after speaking with a stockbroker or registered financial advisor.

6.3 Ronald E. Gee agrees that none of its officers, directors, principal, affiliates, or sub-contractors have been convicted of any local, state, or federal offenses of a securities nature or any felony conviction or are currently or have been subject of any regulatory investigation, where actions or charges have been brought, except as disclosed in writing to the company.

6.4 Both Ronald E. Gee and the company agree that all amendments and modifications to the agreement shall be done in writing (email, fax, or via postal mail) and no oral amendments shall be binding upon either Ronald E. Gee or SLS International, Inc.

                                     7. FEES

7.1 Fees for services will be $85,000.00 U.S. Dollars to be paid in advance by SLS International, Inc., for the month of August 2003.

7.2 Payment will be wired directly to the account specified by Ronald E. Gee.

7.3 Client understands that fees are non-refundable and binding upon signature. By signing this agreement you are acknowledging that you have read and agree to all the terms and conditions above.


Company Name SLS International, Inc.
Ticker Symbol: SITI



SLS International, Inc.

x/s/ John M. Gott                   8-5-2003
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Signature Representing SLS International, Inc.

/s/ Ronald E. Gee                   8-5-2003
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Signature:  Ronald E. Gee


This contract supercedes the previous contract dated 7/14/03 and nulifies the final payment of the previous contract.